Exhibit 21.1

Subsidiaries of the Registrant

CBD Unlimited, Inc.

Hyla US Holdco Limited

Phytobites Inc.

Go Green Global Enterprises, Inc.

Khode, LLC

Together One Step Closer, LLC

Kush Inc.

CBD Life Brands, Inc.